FUSION	Philip Turits
CONTACT:	212-201-2400
pturits@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

FUSION FILES PATENT APPLICATION FOR WORLDWIDE INTERNET AREA CODETM

Seeks Intellectual Property Protection For Components
Of Its New efonica® VoIP Service

Internet Area Code Revolutionizes Access to Internet Telephony

NEW YORK, June 20, 2006 -- Fusion Telecommunications International, Inc. (AMEX:FSN) announced today that it has submitted a patent application to seek protection for the creation of the worldwide Internet Area CodeTM, the eNumberTM, and an automated eNumber ownership verification process. These components of its new VoIP telephone service, which was launched yesterday, are being offered globally under the Company’s efonica brand. Full details of the new service and sign-up procedures are available on the efonica website (www.efonica.com).

“As more consumers move to VoIP to complement or replace their existing landline and mobile phones, we believe the Internet Area Code provides an easy way for consumers to move comfortably between traditional phone and mobile networks and the VoIP network,” said Roger Karam, President of Fusion’s VoIP division.

The Company has chosen “10” as the Internet Area Code, allowing Fusion to recognize calls placed between efonica subscribers. Fusion’s network delivers these calls at a high quality over the worldwide Internet for free.

Fusion’s eNumber concept allows efonica subscribers to register their existing telephone numbers - any landline or mobile number - as their efonica telephone numbers, or ‘eNumbers’. Fusion’s patent-pending system verifies the phone number registered belongs to the subscriber, and then uses this phone number as the subscriber’s eNumber. By way of example, if an efonica subscriber creates an eNumber by registering their phone number of 1-212-555-5555, all other efonica users can call the subscriber for free through the Internet, by simply dialing the Internet Area Code “10”, followed by 1-212-555-5555. This innovative system works from any efonica-registered computer or compatible hardware device connected to the Internet. If the subscriber dials the same number without the Internet Area Code, the call is sent through the traditional landline or mobile network for a small fee.

“We believe our approach to delivering VoIP services is a revolutionary advance in the industry and deserves patent protection. It allows subscribers to call each other from their regular telephones (without the need for a PC), use their existing telephone numbers, and by dialing the Internet Area Code, reach any efonica subscriber worldwide for free” said Matthew Rosen, President & CEO of Fusion. “We believe that maintaining and supporting consumers’ normal calling habits will lead to broader worldwide acceptance of our efonica VoIP service and provide our subscribers with an easy and seamless transition to experiencing the many benefits of VoIP.”

About Fusion:

Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.